                                  June 21, 1999


Active Voice Corporation
Jose S. David
2901 3rd Avenue, #500
Seattle, WA 98121


Dear Mr. David:

     This letter amendment (this "Amendment") is to confirm the changes agreed upon between Wells Fargo Bank, National Association ("Bank") and Active Voice Corporation ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrow dated as of November 13, 1997, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

     1. The Agreement is hereby amended by deleting "June 30, 1999" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "June 30, 2000," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     2. The Agreement is hereby amended (a) by deleting "June 30, 1999" as the last day on which Bank will make advances under the Foreign Exchange Facility, and by substituting for said date "June 30, 2000."

     3. Paragraph 1.2.(a) is hereby deleted in its entirety, and the following substituted therefor:

              "(a) FOREIGN EXCHANGE FACILITY. Bank will enter into foreign exchange contracts for the account of Borrower under the Foreign Exchange Facility for the purchase and/or sale by Borrower in United States dollars of foreign currencies designated by Borrower; provided however, that the aggregate of all

Active Voice Corporation
June 21, 1999
Page 2


         outstanding foreign exchange contracts shall not at any time exceed the maximum principal amount available under the Foreign Exchange Facility, as set forth above. No foreign exchange contract shall be executed for a term which extends beyond June 30, 2000. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of One Hundred Thousand United States Dollars (US$100,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of Exhibit B attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference."

     4. Paragraph II.4. is hereby deleted in its entirety, and the following substituted therefor:

              "4. UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to fifteen hundredths of one percent (0.15%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within fifteen (15) days after each billing is sent by Bank."

     5. Paragraph V.3.(b) is hereby deleted in its entirety, and the following substituted therefor:

              "not later than 60 days after and as of the end of each fiscal quarter, a 10Q report filed with the Securities Exchange Commission, prepared by a certified public accountant acceptable to bank, to include balance sheet, income statement, statement of cashflow and all footnotes;"

Active Voice Corporation
June 21, 1999
Page 3


     6. Paragraph V.9.(a) is hereby deleted in its entirety, and the following substituted therefore:

               "(a) Net income after taxes not less than $1.00 on an annual basis determined as of March 31, 2000, and net income after taxes not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end beginning December 31, 1999."

     7. Paragraph V.9.(b) is hereby deleted in its entirety, without substitution.

     8. Paragraph V.9.(c) is hereby deleted in its entirety, without substitution.

     9. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

     10. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Active Voice Corporation
June 21, 1999
Page 4


ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

                                        Sincerely,


                                        WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION


                                        By:  /s/ Greg Milner
                                           -----------------------------------
                                           Greg Milner
                                           Vice President

Acknowledged and accepted as of 6/30/99:
                                -------

ACTIVE VOICE CORPORATION


By:  /s/ Jose S. David
   -----------------------------------
   Jose S. David
   Chief Financial Officer